UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2006

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the current report on Form 8-K file by Lawson Software, Inc. (“Lawson”) under Items 1.01, 2.01, 5.02, 8.01 and 9.01 on April 24, 2006 (the Initial 8-K). Amendment No. 1 is being filed to include the financial information required under Item 9.01.

Item 2.01 – Completion of Acquisition or Disposition of Assets

As previously reported, On April 25, 2006, Lawson Software, Inc. (“Lawson”) and Intentia International AB (“Intentia”) announced the fulfillment of conditions of the offer and completion of their combination in an offer by Lawson to exchange 0.5061 of a newly issued share of Lawson common stock for each outstanding Intentia Series A share (“Series A share”), 0.4516 of a newly issued share of Lawson common stock for each outstanding Intentia Series B share (“Series B share, and with the Series A shares, as the Shares) and 0.2157 of a newly issued share of Lawson common stock for each warrant to purchase Series B shares (“the Warrant”) that is validly tendered and not properly withdrawn.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired

The audited consolidated financial statements as of December 31, 2005 and 2004 are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by this reference.

(b)                                 Pro forma financial information

The Unaudited Pro Forma Condensed Combined Financial Statements reflecting the acquisition of Intentia, as described in item 2.01 of the Initial 8-K, are filed as Exhibit 99.2 to this Amendment No. 1 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON SOFTWARE, INC.

Date: July 21, 2006	By:	/s/ Robert G. Barbieri
Robert G. Barbieri
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

23.1                           Consent of Independent Public Accounting Firm

23.2                           Consent of Appraisal Firm

99.1                           The audited consolidated financial statements of Intentia as of December 31, 2005 and 2004

99.2                           Unaudited Pro Forma Condensed Combined Financial Statements